Exhibit 99.1

Presidio Property Trust, Inc. Announces Earnings for

the Third Quarter Ended September 30, 2025

San Diego, California, November 12, 2025 – Presidio Property Trust, Inc. (Nasdaq: SQFT, SQFTP, SQFTW) (the “Company”), an internally managed, diversified real estate investment trust (“REIT”), today reported earnings for its three months ended September 30, 2025.

“We fought through the worst office market in recent years to put Presidio in a position to capitalize when conditions normalized—and here we are, as industry headwinds are turning into tailwinds.,” said Jack Heilbron, the Company’s President and Chief Executive Officer.

“We have seen a slight uptick in resale activity as mortgage rates have inched lower; recent sales have exceeded our expectations. With the sentiment that rates will continue to ease, we are hopeful that activity will persist, allowing us to take advantage of the expected surge in demand. We also continue to analyze numerous acquisition opportunities, identifying properties that might fit our strict criteria,” said Steve Hightower, President of the Model Home Division.

The Third Quarter Ended September 30, 2025, Financial Results

Net loss attributable to the Company’s common stockholders for the three months ended September 30, 2025 was approximately $1.9 million, or $1.53 per basic and diluted share, compared to a net loss of approximately $6.6 million, or ($5.33) per basic and diluted share for the three months ended September 30, 2024. The change in net income attributable to the Company’s common stockholders was a result of:

●	Total revenues were approximately $4.2 million for the three months ended September 30, 2025, compared to approximately $4.7 million for the same period in 2024. As of September 30, 2025, we had approximately $113.3 million in net real estate assets including 84 model homes, compared to approximately $131.4 million in net real estate assets including 83 model homes at September 30, 2024. The average number of model homes held during the three months ended September 30, 2025 and 2024 was 86 and 82, respectively. The change in revenue is directly related to the decrease in commercial real estate rental income during the current period, from the sale of our two commercial properties on February 7, 2025.

●	General and administrative (“G&A”) expenses for the three months ended September 30, 2025 and 2024 totaled approximately $1.5 million and $1.6 million, respectively. G&A expenses as a percentage of total revenue was 32.4% and 34.5% for the three months ended September 30, 2025 and 2024, respectively. G&A expenses for the three months ended September 30, 2025 decreased by approximately $0.2 million partially related to a decrease in bonus expense totaling approximately $115,163 for executives and officers. Additionally, stock compensations decreased by approximately $59,574.

●	During the three months ended September, 2025, Company sold three (3 model homes for approximately $1.5 million, net of sales costs, and recognized a gain of approximately $19,685. Additionally, in September we received $0.3 million related to a escrow holdback from the sale of our UTC and Research properties in February 2025 that was recognized a gain on sale.

●	During the three months ended September 30, 2025 and 2024, we recognized non-cash impairment charges of approximately $0.1 million related to four model home properties and approximately $0.7 million related to three model homes and one commercial property (Dakota Center), respectively.

●	Interest expense, including amortization of deferred finance charges was approximately $1.5 million for the three months ended September 30, 2025, compared to approximately $1.5 million for the same period in 2024. The weighted average interest rate on our outstanding debt was 6.17% and 5.44% as of September 30, 2025 and 2024, respectively. Mortgage notes payable totaled approximately $94.6 million and $103.2 million as of September 30, 2025 and 2024, respectively. The decrease in mortgage notes payable is a direct result of the sale of our two commercial properties during February 2025 and the change in the number of model homes.

FFO (non-GAAP) totaled approximately $(0.6 million) and $(0.6 million) for the three months ended September 30, 2025 and 2024, respectively. A reconciliation of FFO to net income, the most directly comparable GAAP financial measure, is attached to this press release. However, because FFO excludes depreciation and amortization as well as the changes in the value of the Company’s properties that result from use or market conditions, each of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited.

We believe Core FFO (non-GAAP) provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of our ongoing operating performance. Core FFO decreased by about $0.5 million, from approximately $0.2 million for the three months ended September 30, 2024, to approximately $(0.3 million) for the three months ended September 30, 2025. A reconciliation of Core FFO to net income, the most directly comparable GAAP financial measure, is attached to this press release.

Acquisitions and Dispositions for the third quarter ended September 30, 2025:

There were no acquisitions during the three months ended September 30, 2025:

Dispositions during the three months ended September 30, 2025:

●	The Company sold three (3) model homes for approximately $1.5 million, net of sales costs, and recognized a gain of approximately $19,685.

Segment Income during the three months ended September 30, 2025:

The following tables compare the Company’s segment activity and NOI and adjusted NOI for Model Home income to its results of operations and financial position as of and for the three months ended September 30, 2025. The line items listed in the below NOI tables include the significant expense considered by the CODM for cash allocations on future investments. The Other Non-Segment & Consolidating Items represent corporate activity, the investment in Conduit Pharmaceutical, and other eliminating items for consolidation. The information for Corporate and Other are presented to reconcile back to the consolidated statement of operations, but is not considered a reportable segment. This includes the loss on Conduit marketable securities.

The following tables compare the Company’s segment activity to its results of operations and financial position as of and for the three months ended September 30, 2025:

	For the Three Months Ended September 30, 2025

	Retail	Office/Industrial	Model Homes	Corporate and Other	Total

Rental revenue	$93,574	$2,372,147	$1,035,923	$—	$3,501,644
Recovery revenue	—	607,222	—	—	607,222
Other operating revenue	—	64,450	7,103	15,723	87,276
Total revenues	93,574	3,043,819	1,043,026	15,723	4,196,142

Rental operating costs	4,828	1,627,174	48,743	(146,182)	1,534,563
Net Operating Income (NOI)	88,746	1,416,645	994,283	161,905	2,661,579

Gain on Sale - Model Homes	—	—	19,685	—	19,685
Impairment of Model Homes	—	—	(82,913)	—	(82,913)

Adjusted NOI	$88,746	$1,416,645	$931,055	$161,905	$2,598,351

The CODM reviews on a regular basis the GAAP performance of each segment, including the significant segment expenses reported for GAAP shown in the table below. Our significant segment expenses include consolidated expense categories presented in our consolidated statements of operations, as well as rental operating costs. This information is provided to the CODM and factors into the CODM’s decision making for company-wide strategy. The following tables compare the Company’s segment activity and to its results of GAAP operations and financial position as of and for the three months ended September 30, 2025. The information for Corporate and Other are presented to reconcile back to the consolidated statement of operations, but is not considered a reportable segment as noted above.

	For the Three Months Ended September 30, 2025

	Retail	Office/Industrial	Model Homes	Corporate and Other	Total
Revenues:
Rental income	$93,574	$2,979,369	$1,035,923	$—	$4,108,866
Fees and other income	—	64,450	7,103	15,723	87,276
Total revenue	93,574	3,043,819	1,043,026	15,723	4,196,142
Costs and expenses:
Rental operating costs	4,828	1,627,174	48,743	(146,182)	1,534,563
General and administrative	—	245	174,265	1,275,551	1,450,061
Depreciation and amortization	22,928	987,602	223,876	1,234	1,235,640
Impairment of goodwill and real estate assets	—	—	82,913	—	82,913
Total costs and expenses	27,756	2,615,021	529,797	1,130,603	4,303,177
Other income (expense):
Interest expense - mortgage notes	(39,762)	(932,226)	(525,755)	(1,332)	(1,499,075)
Interest and other income, net	—	—	8	5,255	5,263
Net loss in Conduit Pharmaceuticals marketable securities (see footnote 9)	—	—	—	(212)	(212)
Gain on sales of real estate, net	281,290	—	19,685	—	300,975
Income tax (expense) benefit	—	—	14,871	—	14,871
Total other income (expense), net	241,528	(932,226)	(491,191)	3,711	(1,178,178)
Net income (loss)	307,346	(503,428)	22,038	(1,111,169)	(1,285,213)
Less: Income attributable to noncontrolling interests	—	(9,777)	4,142	—	(5,635)
Net income (loss) attributable to Presidio Property Trust, Inc. stockholders	$307,346	$(513,205)	$26,180	$(1,111,169)	$(1,290,848)

Dividends paid during the three months ended September 30, 2025 and 2024:

The following is a summary of distributions declared per share of our Series D Preferred Stock for the three months ended September 30, 2025 and 2024.

Series D Preferred Stock

Month	2025	2024
	Distributions Declared	Distributions Declared
July	$0.19531	$0.19531
August	0.19531	0.19531
September	0.19531	0.19531
Total	$0.58593	$0.58593

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in model home properties which are triple-net leased to homebuilders, office, industrial, and retail properties. Presidio’s model homes are leased to homebuilders located primarily in the sun belt states. Presidio’s office, industrial, and retail properties are located primarily in Colorado, with properties also located in Maryland, North Dakota, Texas, and Southern California. For more information on Presidio, please visit Presidio’s website at https://www.PresidioPT.com.

Definitions

Non-GAAP Financial Measures

Funds from Operations (“FFO”) – The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders. The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

However, because FFO excludes depreciation and amortization as well as the changes in the value of the Company’s properties that result from use or market conditions, each of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Core Funds from Operations (“Core FFO”) – We calculate Core FFO by using FFO as defined by NAREIT and adjusting for certain other non-core items. We exclude from our Core FFO calculation acquisition costs, loss on early extinguishment of debt, changes in the fair value of the earn-out, changes in fair value of contingent consideration, non-cash warrant dividends, other non-recuring expenses, and the amortization of stock-based compensation.

We believe Core FFO provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of our ongoing operating performance. Other equity REITs may calculate Core FFO differently or not at all, and, accordingly, the Company’s Core FFO may not be comparable to such other REITs’ Core FFO.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements also include statements relating to the closing of the business combination with Conduit within a certain timeframe or at all. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Except as required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Investor Relations Contact:

Presidio Property Trust, Inc.

Lowell Hartkorn, Investor Relations

LHartkorn@presidiopt.com

Telephone: (760) 471-8536 x1244

Presidio Property Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

	September 30,	December 31,
	2025	2024
	(unaudited)
ASSETS
Real estate assets and lease intangibles:
Land	$16,625,237	$15,983,323
Buildings and improvements	105,024,265	102,862,977
Tenant improvements	17,338,795	16,488,066
Lease intangibles	3,475,531	3,776,654
Real estate assets and lease intangibles held for investment, cost	142,463,828	139,111,020
Accumulated depreciation and amortization	(36,622,641)	(33,700,262)
Real estate assets and lease intangibles held for investment, net	105,841,187	105,410,758
Real estate assets held for sale, net	7,440,774	22,185,742
Real estate assets, net	113,281,961	127,596,500
Other assets:
Cash, cash equivalents and restricted cash	8,002,915	8,036,496
Deferred leasing costs, net	1,378,568	1,666,135
Goodwill	1,389,000	1,389,000
Investment in Conduit Pharmaceuticals marketable securities (see Notes 2 & 9)	7,515	206,177
Deferred tax asset	298,645	298,645
Other assets, net (see Note 6)	3,450,281	3,376,697
Total other assets	14,526,924	14,973,150
TOTAL ASSETS (1)	$127,808,885	$142,569,650
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$83,277,135	$80,977,448
Mortgage notes payable related to properties held for sale, net	10,442,278	21,116,646
Mortgage notes payable, total net	93,719,413	102,094,094
Accounts payable and accrued liabilities	3,043,157	3,290,170
Accrued real estate taxes	1,457,629	1,972,477
Dividends payable	190,393	194,784
Lease liability, net	46,373	64,345
Below-market leases, net	4,560	8,625
Total liabilities	98,461,525	107,624,495

Commitments and contingencies (see Note 10)
Equity:
Series D Preferred Stock, $0.01 par value per share; 1,000,000 shares authorized; 974,823 shares issued and outstanding (liquidation preference $25.00 per share) as of September 30, 2025 and 997,082 shares issued and outstanding as of December 31, 2024	9,748	9,971
Series A Common Stock, $0.01 par value per share, shares authorized: 100,000,000; 1,230,601 shares and 1,283,432 shares were issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	12,306	128,343
Additional paid-in capital	186,477,510	185,770,842
Dividends and accumulated losses	(165,400,881)	(159,374,010)
Total stockholders’ equity before noncontrolling interest	21,098,683	26,535,146
Noncontrolling interest	8,248,677	8,410,009
Total equity	29,347,360	34,945,155
TOTAL LIABILITIES AND EQUITY	$127,808,885	$142,569,650

Presidio Property Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Rental income	$4,108,866	$4,640,816	$12,423,048	$13,754,740
Fees and other income	87,276	82,558	277,018	345,236
Total revenue	4,196,142	4,723,374	12,700,066	14,099,976
Costs and expenses:
Rental operating costs	1,534,563	1,598,015	4,609,810	4,654,087
General and administrative	1,450,061	1,629,919	4,335,697	5,917,286
Depreciation and amortization	1,235,640	1,455,882	3,691,435	4,158,270
Impairment of goodwill and real estate assets	82,913	697,146	4,427,245	893,939
Total costs and expenses	4,303,177	5,380,962	17,064,187	15,623,582
Other income (expense):
Interest expense - mortgage notes	(1,499,075)	(1,473,528)	(4,487,415)	(4,514,579)
Interest and other income, net	5,263	5,263	15,618	15,116
Gain on sales of real estate, net	300,975	361,151	5,078,302	3,191,149
Net loss in Conduit Pharmaceuticals marketable securities (see Note 9)	(212)	(3,932,770)	(184,672)	(17,821,437)
Income tax expense (benefit)	14,871	(6,911)	(13,630)	(167,496)
Total other income (expense), net	(1,178,178)	(5,046,795)	408,203	(19,297,247)
Net loss	(1,285,213)	(5,704,383)	(3,955,918)	(20,820,853)
Less: Income attributable to noncontrolling interests	(5,635)	(355,153)	(346,103)	(2,328,386)
Net loss attributable to Presidio Property Trust, Inc. stockholders	$(1,290,848)	$(6,059,536)	$(4,302,021)	$(23,149,239)
Less: Series D Preferred Stock dividends	(571,179)	(585,930)	(1,724,850)	(1,651,293)
Net loss attributable to Presidio Property Trust, Inc. common stockholders	$(1,862,027)	$(6,645,466)	$(6,026,871)	$(24,800,532)

Net loss per share attributable to Presidio Property Trust, Inc. common stockholders:
Basic & Diluted	$(1.53)	$(5.33)	$(4.95)	$(20.00)

Weighted average number of common shares outstanding - basic & dilutive	1,215,943	1,247,657	1,216,873	1,239,980

FFO AND CORE FFO RECONCILIATION

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Net (loss) income attributable to Presidio Property Trust, Inc. common stockholders	$(1,862,027)	$(6,645,466)	$(6,026,871)	$(24,800,532)
Adjustments:
Income attributable to noncontrolling interests	5,635	355,153	346,103	2,328,386
Depreciation and amortization	1,235,640	1,455,882	3,691,435	4,158,270
Amortization of above and below market leases, net	(1,244)	(1,244)	(3,509)	(3,731)
Impairment of real estate assets	82,913	697,146	4,427,245	893,939
Net change in marketable securities	212	3,932,770	184,672	17,821,997
Loss (gain) on sale of real estate assets, net	(300,975)	(361,151)	(5,078,302)	(3,191,149)
FFO	$(839,846)	$(566,910)	$(2,459,227)	$(2,792,820)
Restricted stock compensation	287,447	347,021	831,823	1,232,050
Cost associated with Zuma Capital Management	—	469,552	—	565,534
Core FFO	$(552,399)	$249,663	$(1,627,404)	$(995,236)

Weighted average number of common shares outstanding - basic and diluted	1,215,943	1,247,657	1,216,873	1,239,980

Core FFO / Wgt Avg Share	$(0.45)	$0.20	$(1.34)	$(0.80)

Quarterly Dividends / Share	$—	$—	$—	$—